UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
TRM CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
In connection with the Company’s acquisition of the eFunds ATM business in November 2004, the Company entered into a Master Services Agreement, dated September 20, 2004 (the “MSA”) between eFunds Corporation (“eFunds”) and TRM ATM Corporation (“TRM”). As previously reported in the Form 8-K filed on December 21, 2007 (the “8-K”), the Company entered into a Settlement Term Sheet (the “Term Sheet”) to settle outstanding disputes and terminate the MSA. The provisions of the Term Sheet are set forth in the 8-K, which is incorporated herein by this reference. Effective April 1, 2008, TRM and eFunds entered into a Processing Services Agreement (the “PSA”) to finalize the settlement set forth in the Term Sheet. In addition to the terms set forth in the Term Sheet, the PSA required TRM to pay eFunds $288,000 in nine monthly payments of $32,000, commencing April 2008. The PSA also provides that eFunds will continue to provide processing services (computer data processing services) until the termination of the PSA (March 31, 2012 with automatic successive two year renewal periods). TRM has agreed to pay eFunds $0.0300 per transaction processed and has agreed to use its best commercial efforts to achieve a dollar value of processing services of at least $1,000,000 (the “Volume Amount”) for each of the four years during the term. For each month during the four year term, the Volume Amount may be adjusted downward in proportion to any decrease in volume based on a six-month rolling average. TRM has also agreed that if eFunds maintains processing services in accordance with the service levels set forth in the MSA, TRM will not move any of its ATMs to another processor.
Item 1.02 Termination of a Material Definitive Agreement
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Processing Services Agreement, dated April 1, 2008, by and between TRM ATM Corporation and eFunds Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Michael J. Dolan
		Name:	Michael J. Dolan
Date: June 17, 2008		Title:	Chief Financial Officer

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